Exhibit 99.1

Cenntro Electric Group Limited Announces Imminent
Implementation of the Scheme of Arrangement

FREEHOLD, N.J. – February 26, 2024 – Cenntro Electric Group Limited (NASDAQ: CENN) (“Cenntro” or “the Company”), a leading electric vehicle technology company with advanced, market-validated electric commercial vehicles, refers to the proposed scheme of arrangement in relation to which Cenntro will redomicile from Australia to the United States ("U.S.", the “Scheme”), and under which Cenntro will become a subsidiary of Cenntro Inc., a corporation incorporated in accordance with the laws of the state of Nevada ("HoldCo") for the purpose of effecting the Scheme.

Cenntro is pleased to announce that the Scheme will be implemented tomorrow February 27, 2024, in accordance with the previously announced timeline (the “Implementation Date”). On the Implementation Date, HoldCo will acquire all of the issued ordinary shares of Cenntro and exchange them for shares of common stock of HoldCo on a 1:1 basis. Implementation of the Scheme will not affect trading of shares on Nasdaq under ticker symbol "CENN". Shares of common stock of HoldCo issued in exchange for Cenntro ordinary shares will remain tradable under the same Nasdaq ticker symbol, “CENN” on and from the Implementation Date. The CUSIP number attributable to the Cenntro ordinary shares will change from Cenntro’s CUSIP number—Q6519V120, to Holdco’s CUSIP number—150964104 on the Implementation Date.

Cenntro has requested by way of submission of a “corporate action” form to Nasdaq, and Nasdaq has previously approved, the exchange of Cenntro ordinary shares into shares of common stock of HoldCo from the close of trading on Nasdaq one trading day immediately prior to the Implementation Date, in order to effect a transfer of the listing of Cenntro to a listing of Holdco. Cenntro and HoldCo anticipate that common stock of HoldCo will be listed on Nasdaq, and trading will commence, from commencement of trade on the Implementation Date.

About Cenntro Electric Group Ltd.

Cenntro Electric Group Ltd. (NASDAQ: CENN) is a leading maker and provider of electric commercial vehicles (“ECVs”). Cenntro's purpose-built ECVs are designed to serve a variety of commercial applications inclusive of its line of class 1 to class 4 trucks. Cenntro is building a globalized supply-chain, as well as the manufacturing, distribution, and service capabilities for its innovative and reliable products. Cenntro continues to evolve its products capabilities through advanced battery, powertrain, and smart driving technologies. For more information, please visit Cenntro's website at: http://www.cenntroauto.com/.

Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. Such statements may be, but need not be, identified by words such as "may,'' "believe,'' "anticipate,'' "could,'' "should,'' "intend,'' "plan,'' "will,'' "aim(s),'' "can,'' "would,'' "expect(s),'' "estimate(s),''"project(s),'' "forecast(s)'', "positioned,'' "approximately,'' "potential,'' "goal,'' "strategy,'' "outlook'' and similar expressions. Examples of forward-looking statements include, among other things, statements regarding assembly and distribution capabilities, decentralized production, and fully digitalized autonomous driving solutions. All such forward-looking statements are based on management's current beliefs, expectations and assumptions, and are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed or implied in this communication. For additional risks and uncertainties that could impact Cenntro’s forward-looking statements, please see disclosures contained in Cenntro's public filings with the SEC, including the "Risk Factors" in Cenntro's Annual Report on Form 10K/A filed with the Securities and Exchange Commission on July 6, 2023 and which may be viewed at www.sec.gov.

Contacts:
Investor Relations Contact:
Chris Tyson
MZ North America
CENN@mzgroup.us
949-491-8235

Company Contact:
PR@cenntroauto.com
IR@cenntroauto.com